COPYRIGHT SECURITY AGREEMENT

This Copyright Security Agreement (this "Copyright Security Agreement"), dated as of July 30, 2007, is made by Twistbox Entertainment, Inc., a Delaware corporation, located at 14242 Ventura Blvd., Sherman Oaks, CA 91423 (the "Grantor"), in favor of ValueAct SmallCap Master Fund, L.P., a British Virgin Islands limited partnership, located at 435 Pacific Avenue, San Francisco, CA 94133, in its capacity as collateral agent for the benefit of the Secured Parties pursuant to the Guarantee and Security Agreement (defined below) dated July 30, 2007 (in such capacity, the "Collateral Agent").

WITNESSETH:

WHEREAS, reference is made to the Securities Purchase Agreement, dated as of July 30, 2007, among the Grantor, the Subsidiary Guarantors, and the Investor (as amended, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement");

WHEREAS, the Investor has agreed to purchase the Senior Secured Notes from the Grantor pursuant to, and upon the terms and subject to the conditions specified in, the Securities Purchase Agreement;

WHEREAS, as a condition to the obligation of the Investor to purchase the Senior Secured Notes under the Security Purchase Agreement, Grantor, the Subsidiary Guarantors, Investor and the Collateral Agent have entered into a Guarantee and Security Agreement dated July 30, 2007 (the "Security Agreement") pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and as a condition to the obligation of the Investor to purchase the Senior Secured Notes, the Grantor and the Collateral Agent hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. As security for the payment or performance, as applicable, in full of the Obligations, the Grantor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a lien on and security interest in and to all of its right, title and interest in, to and under all the following property of the Grantor, wherever located, whether now existing or hereafter arising or acquired from time to time (all of which being hereinafter collectively referred to as, the "Copyright Collateral"):

(a)
(i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in the United States or any other  country, including those copyright rights described on Schedule 1 attached hereto; and

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(b)	all Proceeds, products, substitutions, accessions, rents and profits of or in respect of any of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the full payment and performance of the Obligations and termination of the Security Agreement, upon written request of the Grantor, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien on and security interest in the Copyright Collateral under this Copyright Security Agreement.

SECTION 5. Governing Law. THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Copyright Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, whentaken together, shall constitute but one contract. Delivery of an executed counterpart of this Copyright Security Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Copyright Security Agreement.

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IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

TWISTBOX ENTERTAINMENT, INC. as Grantor

By:	/s/ Ian Aaron
Name: IAN AARON
Title: PRES. /CEO

Sworn to and subscribed before me this 31 day of July, 2007

/s/ Lisa B. Cayanan Notary Public

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IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Accepted and Agreed:

VALUEACT SMALLCAP MASTER FUND, L.P. as Collateral Agent
By Its General Partner, VA SmallCap Partners, LLC

By: /s/ David Lockwood
Name: DAVID LOCKWOOD
Title: MANAGING MEMBER

Sworn to and subscribed before me this 1st day of AUGUST, 2007.

/s/ Sylvia N. Acacio

Notary Public

STATE OF CALIFORNIA COUNTY OF SAN FRANASCO

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SCHEDULE 1
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND APPLICATIONS

Jurisdiction	Title	Registration No.	Registration Date	Status/ Comments
United States	Content rating matrix	TX6507607	10/06/2006	Registered